Exhibit 10.7

UNDERWRITING AGREEMENT

September 22, 2004

Peru Copper Inc.

Suite 1600

777 Dunsmuir Street

Vancouver, BC V7Y 1K4

Attention: J. David Lowell

BMO Nesbitt Burns Inc., GMP Securities Ltd., Haywood Securities Inc., National Bank Financial Inc., Canaccord Capital Corporation, Salman Partners Inc. and Sprott Securities Inc. (collectively, the “Underwriters”), understand that Peru Copper Inc. (the “Company”) proposes to issue an aggregate of 29,000,000 units in the capital of the Company (each an “Offered Unit” and, together with the Pre-Emptive Units and the Additional Units, defined below, the “ Units”) at a price of $1.65 per Offered Unit (the “Offering Price”). Each Unit consists of one common share (each a “Unit Share”) and one-half of one common share purchase warrant of the Company (each one whole warrant a “Warrant”) and each whole Warrant will entitle the holder thereof to purchase one common share of the Company (each an “Underlying Share”) at a price of US$2.00 per share at any time before 5:00 p.m. (Toronto time) on March 18, 2006. The Units will be distributed (the “Offering”) in each of the provinces of Canada pursuant to the Final Prospectus (defined below) and to Accredited Investors (defined below) in the United States on a private placement basis pursuant to the U.S. Placement Memorandum (defined below). Subject to applicable law and the terms of this Agreement, the Units may also be distributed outside Canada and the United States, where they may lawfully be sold.

Subject to the terms and conditions hereof, the Underwriters severally, and not jointly, nor jointly and severally, in their respective percentages set out in Section 17 of this Agreement, agree to purchase from the Company, and by acceptance of this Agreement, the Company agrees to sell to the Underwriters, at the Closing Time, all but not less than all of the Offered Units for the aggregate purchase price of $47,850,000.

By its acceptance hereof, the Company grants to the Underwriters an option (the “Pre-Emptive Option”) to purchase severally, and not jointly, nor jointly and severally, up to that number of Additional Units (“Pre-Emptive Units”) as is equal to the number of Units in respect of which Pre-Emptive Rights have been exercised, if any, at the Offering Price per Subscribers’ Unit upon the terms and conditions set forth herein for the purchase and sale of Offered Units. The Pre-Emptive Option shall be exercisable, in whole or in part, on written notice (a “Pre-Emptive Rights Notice”) by BMO Nesbitt Burns Inc., on behalf of the Underwriters, to the Company not later than 9:00 a.m. (Toronto time) on the day before the Closing Date (as defined below), specifying the aggregate number of Pre-Emptive Units to be purchased on the Closing Date. The Pre-Emptive Units shall be purchased by the Underwriters from the Company in their respective percentages set out in Section 17 of this Agreement. Pursuant to such Pre-Emptive Rights Notice, on the Closing Date the Underwriters shall purchase severally, and not jointly, nor jointly and severally, and the Company shall sell the number of Pre-Emptive Units indicated in such Pre-Emptive Rights Notice, all upon the same terms and conditions set forth herein for the purchase and sale of the Offered Units. The Pre-Emptive Units shall have attributes identical to the Offered Units.

By its acceptance hereof, the Company also grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly, nor jointly and severally, up to that number of Units (the “Additional Units”) as is equal to 15% of the number of Offered Units and Pre-Emptive Units sold pursuant to the Offering to cover over-allotments, if any, at the Offering Price per Additional Unit upon the terms and conditions set forth herein for the purchase and sale of Offered Units. The Over-Allotment Option shall be exercisable, in whole or in part, on written notice (each an “Exercise Notice”) by BMO Nesbitt Burns Inc., on behalf of the Underwriters, to the Company not later than 5:00 p.m. (Vancouver time) on the 30th day following the Closing Date (as defined below), specifying the aggregate number of Additional Units to be purchased on the Over-Allotment Closing Date (as defined below). The Additional Units shall be purchased by the Underwriters from the Company in their respective percentages set out in Section 17 of this Agreement. Pursuant to such Exercise Notice, on the Over-Allotment Closing Date the Underwriters shall purchase severally, and not jointly, nor jointly and severally, and the Company shall sell the number of Additional Units indicated in such Exercise Notice, all upon the same terms and conditions set forth herein for the purchase and sale of the Offered Units. The Additional Units shall have attributes identical to the Offered Units.

In consideration for their services hereunder, the Underwriters shall be entitled to the fees provided for in Section 8 hereof and to that number of Brokers’ Warrants (as defined below) as is equal to 5% of the number of Units sold pursuant to the Offering (including without limitation those sold pursuant to the exercise of the Pre-Emptive Option and the Over-Allotment Option). The Underwriters may, in their sole discretion, engage any sub-agents and offer to them any part of, but no more than, such fees.

All sales of Units in the United States will be made to persons the Underwriters or the U.S. Affiliates (as defined below) designate to purchase Units directly from the Company as substituted purchasers (the “Substituted Purchasers”), and to the extent that Substituted Purchasers purchase at the Closing Time, the obligations of the Underwriters to do so will be reduced by the number of Units purchased from the Company by Substituted Purchasers. Any reference in this Agreement to “the purchasers” shall be taken to be a reference to the Underwriters, as the initial committed purchasers, and to the Substituted Purchasers, if any.

This offer is subject to the additional terms and conditions set forth below.

DEFINITIONS

In this Agreement:

“1933 Act” means the United States Securities Act of 1933, as amended;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act;

“Additional Units” has the meaning given to it above;

“affiliate”, “distribution”, “material change”, “material fact”, “misrepresentation”, and “subsidiary” have the respective meanings given to them in the Securities Act (British Columbia), unless the context suggests otherwise;

“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“BCSC” means the British Columbia Securities Commission;

“Beneficiaries” has the meaning given to it in subsection 14(e);

“Brokers’ Warrants” means in the aggregate that number of non-transferable common share purchase warrants of the Company (in form and substance satisfactory to the Underwriters and their counsel) as is equal in number to 5% of the number of Units sold pursuant to the Offering, including pursuant to the exercise of the Pre-Emptive Option and the Over-Allotment Option, each such warrant entitling the holder to purchase, at an exercise price equal to the Offering Price, one Common Share in the capital of the Company for a period of one year following the Closing Date;

“Business Day” means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Toronto or Vancouver;

“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Qualifying Provinces;

“Canadian Securities Regulators” means the Canadian securities regulatory authority in each of the Qualifying Provinces;

“Claim” has the meaning given to it in subsection 13(b);

“Closing Date” means October 6, 2004 or such other date as the Company and the Underwriters may agree upon in writing;

“Closing Time” means, in respect of the purchase and sale of the Offered Units and the Pre-Emptive Units and the issuance of the Brokers’ Warrants in connection with the sale of the Offered Units and the Pre-Emptive Units, 5:30 a.m. (Vancouver time) or such other time on the Closing Date as the Company and the Underwriters may agree, and in respect of the purchase and sale of the Additional Units and the issuance of the Brokers’ Warrants in connection with the sale of the Additional Units, 5:30 a.m. (Vancouver time) or such other time on each Over-Allotment Closing Date as the Company and the Underwriters may agree;

“Closing” means the completion of the issuance and sale by the Company of Units pursuant to this Agreement;

“Common Shares” means the common shares without par value in the capital of the Company;

“Company” means Peru Copper Inc.;

“Environmental Laws” has the meaning given to it in subsection 10(cc);

“Exercise Notice” has the meaning given to it above;

“Final Prospectus” means the long form (final) prospectus of the Company relating to the distribution of the Units in the Qualifying Provinces;

“Financial Statements” means the financial statements attached to and incorporated in the Prospectus, including without limitation the audited consolidated financial statements of the Company for the period from April 24, 2003 (incorporation of PCS) to December 31, 2003, the unaudited consolidated financial statements of the Company for the six month period ending June 30, 2004 and the unaudited pro forma consolidated statement of operations for the six month period ending June 30, 2004;

“Foreign Private Issuer” means “foreign private issuer” as that term is defined in Rule 405 under the 1933 Act. Without limiting the foregoing, but for greater clarity, it means any issuer which is a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

“Indemnified Party” has the meaning given to it in subsection 13(b);

“Indemnifier” has the meaning given to it in subsection 14(a);

“Material Contracts” means all material agreements and instruments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, and “Material Contract” means any of them;

“MPCS” means Minera Peru Copper Syndicate S.A., a company governed by the laws of Peru;

“MRRS” means the mutual reliance review system procedures provided for under National Policy 43-201, Mutual Reliance Review System for Prospectuses and Annual Information Forms of the Canadian Securities Regulators;

“notice” has the meaning given to it in Section 24;

“Offered Unit” has the meaning given to it above;

“Offering Documents” means the Preliminary Prospectus, the Final Prospectus and the U.S. Placement Memorandum;

“Offering Jurisdictions” means the United States and the Qualifying Provinces;

“Offering Price” has the meaning given to it above;

“Offering” has the meaning given to it above;

“Over-Allotment Closing Date” means in respect of that number of Additional Units set out in an Exercise Notice, the date specified in such Exercise Notice, or if no such date is specified, the date which is two Business Days after the date such Exercise Notice is delivered to the Company;

“Over-Allotment Purchase Price” means the aggregate purchase price for the Additional Units;

“PCS” means Peru Copper Syndicate, Ltd., a company governed by the laws of the Cayman Islands;

“Pre-Emptive Option” has the meaning given to it above ;

“Pre-Emptive Rights” means the right of subscribers under the Treasury Private Placement and the Secondary Private Placement to maintain their pro rata interest in the Company pursuant to the Agency Agreement to the extent such subscribers are not maintaining their pro rata interest by purchasing Offered Units;

“Pre-Emptive Rights Notice” has the meaning given to it above;

“Pre-Emptive Units” has the meaning given to it above;

“Preliminary Prospectus” means the amended and restated preliminary prospectus of the Company dated August 27, 2004, relating to the distribution of the Units in the Qualifying Provinces;

“Prospectus” means the Preliminary Prospectus until such time as the Final Prospectus is filed and a receipt issued therefor, after which it means the Final Prospectus;

“Purchase Price” means in respect of the Offered Units and the Pre-Emptive Units, the aggregate purchase price for the Offered Units and the Pre-Emptive Units, and in respect of the Additional Units, the aggregate purchase price for the Additional Units;

“Qualifying Provinces” means all of the provinces of Canada;

“SEC” means the United States Securities and Exchange Commission;

“Securities” means the Unit Shares and Warrants comprising the Units, the Over-Allotment Option and the Brokers’ Warrants;

“Selling Firms” means the Underwriters together with such other investment dealers and brokers through which the Underwriters may sell Units under the terms of this Agreement, together with any U.S. Affiliates;

“Shareholders” means Catherine E. McLeod-Seltzer, Ranchu Copper Investments Limited, Fisherking Holdings Ltd., J. David Lowell, Lowell Mineral Exploration, LLC, Lowell Family Trust UA, Sunbeam Opportunities Limited, Campania Holding, Inc. and Tangent International Limited;

“Subsidiaries” means

Name	Jurisdiction	Ownership (%)
PCS	Cayman Islands	100%

MPCS	Peru	99.9%

“Substituted Purchasers” has the meaning given to it above;

“Supplemental Warrant Indenture” means the supplemental warrant indenture dated on or about September 21, 2004 between the Company and the Transfer Agent and supplementing the Warrant Indenture;

“Supplementary Material” has the meaning ascribed thereto in Section 3;

“Toromocho Project” has the meaning given to it in the Prospectus ;

“Transfer Agent” means Computershare Trust Company of Canada, at its principal office in the city of Toronto;

“TSX” means the Toronto Stock Exchange;

“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of an Underwriter that is named in the U.S. Placement Memorandum;

“U.S. Placement Memorandum” means the U.S. private placement memorandum, the preliminary version of which will be attached to a copy of the Preliminary Prospectus and the final version of which will be attached to the Final Prospectus, to be delivered to offerees and purchasers of the Units in the United States in accordance with Schedule “A” hereto;

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder and any applicable state securities laws;

“Underlying Share” has the meaning given to it above;

“Underwriters” has the meaning given to it above;

“Underwriting Fee” has the meaning given to it in Section 8; and

“Unit Share” has the meaning given to it above;

“Units” has the meaning given to it above;

“Warrant Indenture” means the warrant indenture dated March 18, 2004 between the Company and the Transfer Agent and relating to the Placement Warrants issued in connection with a previous private placement by the Company;

“Warrant Shares” means the Common Shares issuable on exercise of the Brokers’ Warrants; and

“Warrants” has the meaning given to it above.

Terms with an initial capital used in this Agreement and not otherwise defined herein shall have the meanings given in the Prospectus. Unless otherwise expressly provided in this Agreement, words imparting only the singular number include the plural and vice versa and words imparting gender include all genders. References to “Sections”, “subsections” and “clauses” are to the appropriate Section, subsection or clause of this Agreement. Unless the context otherwise requires, any reference to a statute shall be deemed to include regulations made pursuant thereto, all amendments in force from time to time, and any statute or regulation that may be passed which has the effect of supplementing or superseding the statute or regulation referred to.

TERMS AND CONDITIONS

1.	Qualification of Units

The Company shall fulfil and comply with the Canadian Securities Laws required to be fulfilled or complied with by the Company to qualify the Units for distribution in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers who comply with Canadian Securities Laws. Without limiting the generality of the foregoing, the Company has filed the Preliminary Prospectus in each of the Qualifying Provinces and obtained a preliminary MRRS decision document issued by the BCSC, in its capacity as principal regulator pursuant to the MRRS. The Company shall, as soon as possible after the execution of this Agreement and, in any event, no later than September 24, 2004, or such other date as the Company and the Underwriters may agree, file the Final Prospectus in each of the Qualifying Provinces and obtain a final MRRS decision document issued by the BCSC, in its capacity as principal regulator pursuant to the MRRS on behalf of each of the Qualifying Provinces in respect of the Final Prospectus other than any Qualifying Province which has opted out of MRRS (in which case the Company shall obtain a receipt for the Final Prospectus in any Qualifying Province which has opted out of the MRRS and shall provide the Final Prospectus in compliance with Section 4.

2.	Documents to be Delivered

(a)	Preliminary Prospectus

Concurrently with the execution and delivery of this Agreement and to the extent not previously delivered, the Company shall deliver to each of the Underwriters:

(i)	a copy of the Preliminary Prospectus in the English and French languages signed and certified;

(ii)	an opinion dated the date of the Preliminary Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters’ counsel, the Company and the Company’s counsel, from Desjardins Ducharme Stein Monast of Montreal, Quebec, to the effect that the French language version of the Preliminary Prospectus except for the Financial Statements and the sections in the Prospectus entitled “Prospectus Summary – Selected Consolidated Financial Information of Peru Copper”, “Selected Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Consolidated Capitalization” and “Auditors’ Consent” (collectively, the “Financial Information”) is to the extent required to be translated under Canadian Securities Laws, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible of any materially different interpretation with respect to any matter contained therein; and

(iii)	a copy of any other document required to be filed by the Company concurrently with the Preliminary Prospectus under the laws of each of the Qualifying Provinces in compliance with the Canadian Securities Laws.

(b)	Final Prospectus

Concurrently with the filing of the Final Prospectus, the Company shall deliver to each of the Underwriters:

(i)	a copy of the Final Prospectus in the English and French language signed and certified;

(ii)	a copy of the certificates of authentication for the Company in respect of the Final Prospectus signed and certified as required by the Canadian Securities Laws;

(iii)	an opinion dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters’ counsel, the Company and the Company’s counsel, from Desjardins Ducharme Stein Monast of Montreal, Quebec, to the effect that the French language version of the Final Prospectus except the Financial Information is, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible of any materially different interpretation with respect to any matter contained therein;

(iv)	an opinion dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters’ counsel, the Company and the Company’s counsel, from PricewaterhouseCoopers LLP to the effect that the Financial Information contained in the French language version of the Final Prospectus is, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible of any materially different interpretation with respect to any matter contained therein;

(v)	a copy of any other document required to be filed by the Company with the Final Prospectus under the laws of each of the Qualifying Provinces in compliance with the Canadian Securities Laws; and

(vi)	a “long-form” comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and the Company from the auditors of the Company and based on a review completed not more than two Business Days prior to the date of the letter, with respect to the financial information relating to the Company in the Final Prospectus and any Supplementary Material, which letter shall be in addition to the auditors’ report contained in the Final Prospectus and any auditors’ comfort letter addressed to the securities regulatory authorities in the Qualifying Provinces.

3.	Supplementary Material

The Company shall deliver to the Underwriters duly signed copies of all amendments or supplements or any other supplemental documents to the Offering Documents, as the case may be, required to be prepared by the Company under Applicable Securities Laws (collectively, the “Supplementary Material”) or other documents required to be filed under Section 5. The Supplementary Material shall be in form and substance satisfactory to the Underwriters. Prior to the filing of any Supplementary Material, the Company shall deliver to the Underwriters with respect to such Supplementary Material, opinions, comfort letters and other documents similar to those referred to in Section 2(b), as applicable.

4.	Commercial Copies

The Company shall cause commercial copies of the Offering Documents to be delivered to the Underwriters without charge in such numbers and in such cities in the Offering Jurisdictions as the Underwriters may reasonably request on oral or written instruction from BMO Nesbitt Burns Inc. (on behalf of the Underwriters) to the Company or the printer of such documents given on or about the dates the Preliminary Prospectus and the Final Prospectus are filed in each of the Qualifying Provinces. Such delivery shall be effected as soon as possible after the MRRS decision document has been issued by the BCSC in respect thereof and, in any event as soon as reasonably practicable on the day following issuance of a receipt for the Final Prospectus in respect of the Final Prospectus. The Company shall similarly cause to be delivered commercial copies of the Supplementary Material required to be delivered, on request or otherwise, to the Underwriters. The commercial copies of any such materials shall be identical in content to the electronically transmitted versions thereof filed with Canadian securities regulatory authorities pursuant to the System for Electronic Document Analysis and Retrieval.

5.	Material Changes

(a)	Commencing on the date hereof and until the Underwriters notify the Company of the completion of the distribution, the Company shall promptly notify the Underwriters in writing of:

(i)	any change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Company and any of its Subsidiaries, that would be material to the Company and its Subsidiaries (considered as a whole);

(ii)	any material fact that has arisen or has been discovered which would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on, or prior to, the date of the Offering Documents, as the case may be; and

(iii)	any change in any material fact in any of the Offering Documents or Supplementary Material, or the existence of any new material fact,

which change or new material fact is, or may be, of such a nature as:

(iv)	to render any of the Offering Documents or any Supplementary Material, as they exist taken together in their entirety immediately prior to such change or new material fact, misleading or untrue or would result in any of such documents, as they exist taken together in their entirety immediately prior to such change or material fact, containing a misrepresentation (as defined by Applicable Securities Laws);

(v)	would result in any of the Offering Documents or any Supplementary Material, as they exist taken together in their entirety immediately prior to such change or material fact, not complying with any Applicable Securities Laws;

(vi)	would reasonably be expected to have a material effect on the market price or value of any of the Unit Shares and Warrants; or

(vii)	would be material to a prospective purchaser of the Units.

(b)	The Company shall promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under Applicable Securities Laws arising as a result of such fact or change; provided that the Company shall not file any Supplementary Material or other document without first consulting with the Underwriters as to the form and content thereof. The Company shall, in good faith, discuss with the Underwriters any fact or change (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is any doubt as to whether notice in writing need be given to the Underwriters pursuant to this Section 5.

(c)	If during the period of distribution of the Units in Canada or the offering of the Units in the United States and in such other jurisdictions mutually agreed to between the Company and the Underwriters, there is any change in any Applicable Securities Laws which results in a requirement to file Supplementary Material, the Company shall, to the reasonable satisfaction of the Underwriters’ counsel in the applicable jurisdictions, make any such filing required to be made by it as soon as practicable.

6.	Covenants of the Underwriters

The Underwriters shall (and shall require any selling firm to agree with such Underwriters, for the benefit of the Company, to):

(a)	offer the Units for sale to the public only as permitted by Applicable Securities Laws, any other applicable law and this Agreement;

(b)

not solicit offers to purchase Units from, or sell Units to, any person resident in any jurisdiction other than the Qualifying Provinces and the United States, except in jurisdictions where the Units may be lawfully sold and in a manner which is exempt from registration and prospectus requirements under applicable securities laws of such jurisdictions and which does not require the Company to register any of its securities or comply with ongoing filing or disclosure requirements or other similar requirements and further provided that in connection therewith, the Company shall not be required to amend its constating documents or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)	not make use of any “green sheet” or information memorandum in respect of the Company or the distribution of the Units in Canada or the United States that has not first been approved by the Company;

(d)	not advertise the proposed offering or sale of the Units in printed public media, radio, television or telecommunications, including electronic display; and

(e)	offer and sell the Units in the United States only through the U.S. Affiliates. Any offers and sales of Units in the United States shall be made in accordance with the terms and conditions set out in Schedule “A” to this Agreement. The terms and conditions and the representations, warranties and covenants of the parties contained in Schedule “A” are hereby incorporated by reference.

7.	Covenants of the Company

The Company covenants and agrees with the Underwriters and undertakes that:

(a)	during the period from the date hereof to the time that the Over-Allotment Option has expired, the Company will promptly provide to the Underwriters for review by the Underwriters and the Underwriters’ counsel, prior to filing or issuance:

(i)	any financial statement of the Company; and

(ii)	any press release (subject to the Company’s obligations under Applicable Securities Laws to make timely disclosure of material information);

(b)	the Company will provide to the Underwriters and its counsel and consultants reasonable access to the Company’s properties, senior management personnel, technical consultants and corporate, financial, technical and other records for the purposes of conducting such due diligence reviews, before each Closing Time, as they consider necessary or appropriate and, without limiting the generality of the foregoing, the Company shall permit the Underwriters and their counsel to conduct all due diligence that they may, in their sole discretion, require in order to fulfill their obligations under Applicable Securities Laws;

(c)	the Company will allow the Underwriters and the Underwriters’ counsel to participate fully in the preparation of the Offering Documents and the Company acknowledges and agrees that it shall be a condition precedent to the Underwriters’ execution of any certificate in any prospectus relating to the Offering that the Underwriters be satisfied, acting reasonably, as to the results of their due diligence investigations and as to the form and content of any prospectus;

(d)	the Company will make available its senior management persons to meet with potential investors before each Closing Time if so requested by the Underwriters;

(e)

the Company will obtain all necessary approvals of the TSX for the listing and posting of the Unit Shares, the Warrants, the Underlying Shares and the Warrant Shares for trading on the TSX, subject only to the filing of customarily required documents which cannot reasonably be filed until after the Closing Time, and the Company thereafter shall file all required documents within the time periods required by the TSX;

(f)	the Company will use its best efforts to maintain the listing of the Common Shares and, subject to the TSX’s requirements that a minimum number of Warrants be outstanding to be listed and to the expiry date of the Warrants, the Warrants on the TSX or another stock exchange acceptable to the Underwriters in their sole discretion for a period of two years after the date of this Agreement;

(g)	the Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Time and to satisfy all conditions precedent to the delivery of the Units;

(h)	the Company will use the net proceeds received by it from the sale of the Units pursuant to this Agreement for the purposes described under “Use of Proceeds” in the Final Prospectus, subject to the conditions described thereunder;

(i)	the Company will not take directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares or the Warrants;

(j)	the Company will promptly complete all filings and pay all fees as may be necessary or desirable or as may be requested by the Underwriters, acting reasonably, in connection with the Offering;

(k)	the Company will use its reasonable best efforts to remain a reporting issuer in the Qualifying Provinces, not in default of any requirement under the Canadian Securities Laws which would reasonably be expected to affect trading in the Company’s securities, for a period of two years after the date of this Agreement;

(l)	the Company shall:

(i)	use its best efforts to remain a corporation validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary; and

(ii)	carry on its business in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction,

except where the failure to do so would not, individually or in aggregate, materially adversely affect the Company and its Subsidiaries (taken as a whole); and

(m)	the Company shall ensure that at each Closing, the Units, and each Unit Share and Warrant comprising a Unit, do not constitute “foreign property” within the meaning of the Income Tax Act (Canada) or any amendments thereto publicly announced by the Minister of Finance from time to time.

8.	Services Provided by Underwriters and Underwriting Fee

In return for the Underwriters’ services including but not limited to acting as financial advisors to the Company with respect to the Offering, assisting in the preparation of the Offering Documents, and performing administrative work in connection with the sales of the Units the Company will pay to the Underwriters a fee of 6% of the Purchase Price in respect of the Units (including the Offered Units, the Pre-Emptive Units and the Additional Units) except in respect of up to an aggregate of 5,470,000 Units purchased by Shareholders who have entered into a founder’s waiver and indemnity agreement in form and substance acceptable to the Underwriters (collectively, the “Underwriting Fee”). The Underwriting Fee shall be payable by way of set-off of the amount of the Underwriting Fee against, and deduction of the Underwriting Fee from, the Purchase Price at the Closing Time.

9.	Delivery of Purchase Price, Underwriting Fee and Certificates

At the Closing Time on the Closing Date, the Company shall deliver to the Underwriters one or more definitive share certificate(s) and one or more definitive warrant certificate(s) in global form, representing in the aggregate the Unit Shares and Warrants comprising the Offered Units and the Pre-Emptive Units and at the Closing Time on each Over-Allotment Closing Date, representing Unit Shares and Warrants comprising the Additional Units, for deposit in the book-based system administered by The Canadian Depositary for Securities Limited, and, if requested by the Underwriters, certificates in registered form for delivery to specified purchasers, against payment by the Underwriters to the Company of the applicable Purchase Price, less the fees payable pursuant to Section 8, by wire transfer, electronic transfer of funds, certified cheque or bank draft. For further clarity, all share and warrant certificates issued to Substituted Purchasers shall be in registered, and not global, form.

10.	Representations, Warranties and Covenants of the Company

The Company covenants, represents and warrants to each of the Underwriters as of the date hereof and as of each Closing Time, that, and acknowledges that each of the Underwriters is relying upon such covenants, representations and warranties in connection with its execution, delivery and performance of this Agreement:

(a)	none of the Canadian Securities Regulators, any stock exchange in Canada or any court has issued an order preventing or suspending the distribution of any of the Securities, Underlying Shares or Warrant Shares or instituted proceedings for that purpose;

(b)

each of the Company and the Subsidiaries has been duly incorporated and organized and is validly existing under its jurisdiction of incorporation, has all requisite power and capacity and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental bodies or any other person or entity to carry on its business as now conducted and as described in the Prospectus and to own, lease and operate its properties and assets, and all of the foregoing are in full force and effect, except where the failure to obtain or maintain such authorizations, approvals, consents, orders, licenses, certificates and permits would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries is current with all material filings required to be made in all jurisdictions in which it exists or carries on any material business, except where the failure to make such filings would not have a material adverse effect on the assets or properties, business results of operations or conditions (financial or otherwise) of the Company and the Subsidiaries, and the Company has all requisite power and capacity to enter into, deliver and carry out its obligations under this Agreement and to issue, sell and deliver the Securities, the Underlying Shares and the Warrant Shares, in accordance with the provisions of this Agreement. The Subsidiaries constitute the only material subsidiaries of the Company;

(c)	the authorized and issued capital of the Company as at the date of this Agreement is as set forth below:

Class	Authorized	Issued
Common Shares	Unlimited	47,000,000
Preference Shares	Unlimited	Nil

All of the outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as disclosed in the Prospectus, none of the outstanding shares is subject to the pre-emptive rights of any shareholder of the Company; and none of the outstanding shares was issued in violation of the pre-emptive rights of any shareholder of the Company;

(d)	except, in each case, as disclosed in the Prospectus, as at the Closing Date, no person will have any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any securities of the Company or its Subsidiaries from or by the Company or its Subsidiaries and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any securities of the Company or its Subsidiaries, will be outstanding;

(e)	the Offering has been duly and properly approved by the directors of the Company, the Securities, the Underlying Shares and the Warrant Shares have been (or will be prior to the Closing Time) duly and properly authorized for issuance, and, when issued, the Unit Shares, the Underlying Shares and the Warrant Shares will be duly and validly issued as fully paid and non-assessable;

(f)	prior to the Closing Time, the Company shall have reserved and allotted for issuance the Unit Shares issuable at Closing, the Underlying Shares issuable on exercise of the Warrants and the Warrant Shares issuable upon exercise of the Brokers’ Warrants;

(g)	the Company owns, directly or indirectly, the issued and outstanding shares or quotas in the capital of each of the Subsidiaries set out below,

Name	Jurisdiction	Ownership (%)
MPCS	Peru	99.9%

PCS	Cayman Islands	100%

and J. David Lowell holds the remaining one share of the paid-in capital of MPCS representing the remaining 0.1% ownership in trust for the Company in order to comply with Peruvian corporate law,

in each case free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind ;

(h)	this Agreement, the Warrants, the Over-Allotment Option, the Brokers’ Warrants, the Warrant Indenture and the Supplemental Warrant Indenture have been (or will be prior to the Closing Time) duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and the qualifications that (i) equitable remedies may be granted only in the discretion of a court of competent jurisdiction, (ii) rights to indemnity and contribution may be limited by applicable law, and (iii) the enforceability of the provision contained in Section 15, which purports to sever from this Agreement certain provisions if prohibited or unenforceable under applicable law without affecting the enforceability of the remainder of this Agreement, would be determined only in the discretion of a court;

(i)

(i) at the respective times of filing and at all times subsequent to the filing thereof during the distribution, the Preliminary Prospectus, the Final Prospectus and any Supplementary Material will comply with the requirements of Canadian Securities Laws, and the Preliminary Prospectus and the Final Prospectus will provide full, true and plain disclosure of all material facts relating to the Company and to the Securities as required by Canadian Securities Laws and the Preliminary Prospectus and the Final Prospectus will not contain any misrepresentation (provided that the foregoing representation and warranty of the Company shall not apply, in each case, to the facts or information relating solely to the Underwriters or which have been provided by the Underwriters or which are modified or superseded by facts or information contained in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material); and (ii) at the

respective times of delivery and at all times subsequent to the delivery thereof until completion of the initial sale of the Units in the United States, the U.S. Placement Memorandum and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)	delivery by the Company to the Underwriters of commercial copies of the Offering Documents and any Supplementary Material shall constitute the consent of the Company to use each of such documents in connection with the distribution of the Units in the Qualifying Provinces and the sale of the Units in the United States and in such other jurisdictions mutually agreed to between the Company and the Underwriters, subject to the provisions of all Applicable Securities Laws;

(k)	the Company will not have filed any confidential material change reports since the date it became a reporting issuer or the equivalent in any jurisdiction;

(l)	no authorization, approval, consent, license, permit, order or filing of or with any government, governmental instrumentality or court of (i) any of the Qualifying Provinces, (ii) the federal government of Canada, (iii) the federal government of the United States, or (iv) the United States or any political subdivisions thereof (other than those which have already been obtained or will be obtained prior to the Closing Time and except as may be required under Blue Sky laws of the various states of the United States, and post-closing filings to be made with the TSX) is required for the valid issue, sale and delivery of the Securities, the Underlying Shares and Warrant Shares or for the execution, delivery or performance of this Agreement;

(m)	the execution and delivery of this Agreement by the Company, the fulfilment of the terms of this Agreement and the consummation of the transactions contemplated by this Agreement do not, and will not, conflict with or result in a breach of (i) any statute, rule or regulation of Canada applicable to the Company including, without limitation, Applicable Securities Laws and the by-laws, rules and regulations of the TSX; (ii) the articles and by-laws of the Company or resolutions of the directors or shareholders of the Company which are in effect at the date of this Agreement; (iii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound except where the breach of such document would not have a material adverse effect on the assets, liabilities (contingent or otherwise), business, financial condition or capital of the Company and the Subsidiaries, taken as a whole; or (iv) any judgment, decree or order binding the Company or any of the Subsidiaries or the property or assets of the Company or any of the Subsidiaries;

(n)	at each Closing Time, the Company will be in compliance in all material respects with timely disclosure obligations under Applicable Securities Laws and, without limiting the generality of the foregoing, there will not have occurred any material adverse change in the affairs of the Company since the end of the Company’s most recently completed financial year (for which audited financial statements are available), which has not been publicly disclosed;

(o)	PricewaterhouseCoopers LLP, who have reported upon the audited consolidated financial statements of the Company included in the Prospectus are, and during the periods covered by their reports were, auditors of the Company and to the best of the knowledge of the Company, independent with respect to the Company within the meaning of the Canadian Securities Laws;

(p)	the Transfer Agent has been duly appointed as the registrar and transfer agent for the Common Shares and the warrant agent for the Warrants;

(q)	the Company will be, as of each Closing Time, a reporting issuer in good standing and not in default in all of the provinces of Canada;

(r)	to the knowledge of the Company, no insider of the Company has a present intention to sell any securities of the Company held by it, other than as disclosed to the Underwriters;

(s)	the Financial Statements of the Company (including all notes thereto) present fairly the financial position, the results of operations and cash flows of the Company and the Subsidiaries consolidated (if applicable) at the respective dates and for the respective periods to which they apply; and such Financial Statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made;

(t)	the Company has good title to the items of real and personal property which are reflected in the Financial Statements which are referred to in subsection (s) above as being owned by them or which are referred to in the Prospectus as being owned by them and have valid and enforceable leasehold interests, in each of the items of real and personal property which are referred to in the Prospectus as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects; except where the loss of good title, loss of a valid and enforceable leasehold interest or the existence of a lien, encumbrance, claim, security interest or defect does not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(u)	except as disclosed in the Prospectus:

(i)	there is no litigation or governmental or other proceeding or investigation at law or in equity before any court or before or by any federal, provincial,

state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, pending or, to the best of the Company’s knowledge, threatened (and the Company does not know of any basis therefor) against, or involving this Offering or the assets, properties or business of, the Company or any of the Subsidiaries;

(ii)	nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority,

which would materially adversely affect the assets or properties, the business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, and there is no litigation or other proceeding which has been threatened or commenced or, to the knowledge of the Company, is contemplated, whether or not the litigation or other proceeding is material to the Company or its business, arising out of or in respect of this Offering and the proposed issuances of securities contemplated thereby;

(v)	except as disclosed in the Prospectus, (i) there has not been any material change or a change in material fact (actual, proposed, threatened or contemplated) in the business, affairs, operations, business prospects, assets, liabilities or obligations, contingent or otherwise, or capital of the Company or the Subsidiaries, and (ii) there has been no transaction entered into by the Company or the Subsidiaries, other than those in the ordinary course of business, which is material to the Company;

(w)	except as disclosed in the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) or in the results of operations or business of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, or from any labour dispute or any court or legislative or other governmental action, order or decree; and (iii) since June 30, 2004, neither the Company nor any of the Subsidiaries has (A) issued any debt, shares of capital stock or securities convertible into or exchangeable for capital stock except under any stock option plan or as a share bonus to officers and employees of the Company and the Subsidiaries or incurred any liabilities or obligation, direct or contingent, for borrowed money, except liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business which is material to the Company and the Subsidiaries, taken as a whole or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock;

(x)	neither the Company nor any of the Subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any agreement, lease, contract, mortgage, loan agreement, note, indenture or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound and which breach or default, singly or in the aggregate, if not cured or otherwise corrected within the respective period specified for such cure or correction, would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, and no event as it relates to the Company or any of the Subsidiaries, and to the Company’s knowledge no event as it relates to any other party, has occurred which with notice or lapse of time, or both, would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(y)	neither the Company nor any of the Subsidiaries is involved in any dispute relating to aboriginal claims or rights nor, to the knowledge of the Company, is any such dispute threatened, which dispute has or would have a material adverse effect on the assets or properties (including, for this purpose, the Toromocho Project), business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(z)	the Company has filed all tax returns which are required to be filed with any federal, or provincial or other governmental authority through the date thereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due or is disputing on a valid basis the payment of such taxes or assessments and except where the failure to file such returns or pay such taxes would not have a material adverse effect on the business, results of operation or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(aa)	neither the Company nor any of its Subsidiaries has received notice from any governmental or regulatory authority of any jurisdiction in which it carries on a material part of its business, or owns, leases or has an interest in any material property, of any restriction on its ability to or of a requirement for it to qualify to, nor are the Company or any of its Subsidiaries otherwise aware of any restriction on their respective abilities to or of a requirement for them to qualify to, conduct their businesses as described in the Prospectus in such jurisdiction, except such qualifications as have been satisfied or where such restrictions or the absence of such qualifications would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(bb)	the Company and the Subsidiaries are in compliance with each license held by them and are not in violation of, or in default in any respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, “Environmental Laws” as defined below) of any governmental entities, regulatory agencies or bodies having, asserting or claiming jurisdiction over them or over any part of their respective operations or assets, except for such violations and defaults which, singly or in the aggregate, would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(cc)	except as disclosed in the Prospectus, the Company and the Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(dd)	all of the Material Contracts are described in the Prospectus and remain in full force and effect;

(ee)	other than pursuant to this Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering;

(ff)	there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company;

(gg)	other than in connection with the Treasury Private Placement and the Secondary Private Placement, there is no contract, agreement or understanding between the Company any other person pursuant to which the Company has agreed, nor does the Company intend, to file a prospectus qualifying the issuance of any of the securities of the Company;

(hh)	there has never been a reportable disagreement (within the meaning of National Policy No. 31 - Change of Auditor of a Reporting Issuer) with the present or former auditors of the Company or any of the Subsidiaries;

(ii)	the Company made available to each of IMC prior to the issuance of the Technical Report, MAG prior to the issuance of the Preliminary Assessment and the Underwriters and their representatives all information requested by each of them, which information, to the knowledge of the Company, did not contain any misrepresentation at its date. The Company has no knowledge of a material adverse change in any information provided to each of IMC, MAG the Underwriters or their representatives since the date that such information was so provided. The Company believes that the Technical Report, subject to the assumptions and limitations contained in the Technical Report, reasonably presented the quantity and grade of resources of the Toromocho Project as at the date of the Technical Report based upon information available at the time the Technical Report was prepared and that the Preliminary Assessment, subject to the assumptions and limitations contained in the Preliminary Assessment, reasonably presented the preliminary economic assessment and net present value of the Toromocho Project as at the date of the Preliminary Assessment based upon information available at the time the Preliminary Assessment was prepared;

(jj)	the Units, and each Unit Share and Warrant comprising a Unit, are not “foreign property” as defined in the Income Tax Act (Canada);

(kk)	the minute books for the Company made available to counsel for the Underwriters in connection with its due diligence review contain full, true and correct copies of the constating documents of the Company and contain copies of all minutes of all meetings and all consent resolutions of the directors, committees of the directors and members of the Company or to the extent not yet finalized, drafts of all such minutes or resolutions have been made available to counsel for the Underwriters, and all such meetings were duly called, properly held and all such consent resolutions were properly adopted; and

(ll)	the directors of the Company have been duly and properly elected or appointed in accordance with applicable law and the Company’s articles and by-laws.

11.	Conditions

The Underwriters’ obligation to purchase the Units at the Closing Time shall be subject to the following conditions being fulfilled at or prior to the Closing, which conditions may be waived in writing in whole or in part by the Underwriters:

(a)

no cease trade or similar order suspending the sale or distribution of the Securities, the Underlying Shares or the Warrant Shares in Canada or in the United States or any order directed to the Offering Documents shall have been issued and remain in effect and no proceeding for that purpose shall be pending or, to the knowledge of the Company or the Underwriters, threatened by any Canadian Securities Regulator;

(b)	all actions required to be taken by or on behalf of the Company, including the passing of all requisite resolutions of directors, of the Company approving this Agreement and the Offering Documents, the issuance of the Securities, the Underlying Shares or the Warrant Shares, and all other matters required under this Agreement or relating to the foregoing, will have been taken so as to validly offer, sell and deliver the Securities in the Qualifying Provinces and the United States and to issue, sell and deliver the Underlying Shares on exercise of the Warrants and the Warrant Shares on exercise of the Brokers’ Warrants, subject to the terms hereof;

(c)	the Underwriters shall have received at the Closing Time an opinion addressed to the Underwriters and Blake, Cassels & Graydon LLP from Cassels, Brock & Blackwell LLP, dated the Closing Date or Over-Allotment Closing Date, as applicable, in form and substance satisfactory to the Underwriters and their counsel, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters. In providing such opinion, Cassels, Brock & Blackwell LLP may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada and Ontario and as to matters of fact, on certificates of the Company’s registrar and transfer agent, auditors, public and stock exchange officials and officers of the Company. Without limiting the generality of the foregoing, such legal opinion shall address, among other things, the following matters:

(i)	as to the incorporation or creation and existence of the Company under the laws of its governing jurisdiction, the corporate power and authority of the Company to carry on its business as described in the Prospectus, to enter into and to carry out its obligations under this Agreement, and to issue the Securities, the Underlying Shares and the Warrant Shares as contemplated by this Agreement;

(ii)	as to the authorized capital of the Company;

(iii)	that all necessary action has been taken by and on behalf of the Company to duly approve the Offering and the creation and issuance of the securities contemplated thereby;

(iv)	that the attributes of the Unit Shares, the Warrants and the Brokers’ Warrants are consistent in all material respects with the descriptions in the Prospectus;

(v)	that the securities issued pursuant to the Prospectus have been qualified for distribution;

(vi)	that the execution and delivery of this Agreement, the Warrant Indenture, the Supplemental Warrant Indenture, the Warrants and the Brokers’ Warrants, the issue and sale of the Units, and the consummation of the transactions contemplated by such agreements, do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the constating documents of the Company, or resolutions of the directors of the Company in effect as of the Closing Time;

(vii)	that each of this Agreement, the Warrant Indenture, the Supplemental Warrant Indenture, the Warrants and the Brokers’ Warrants have been duly authorized and executed by the Company and constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with their terms, except as enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(viii)	that the Warrants and the Unit Shares if, as and when the Warrants and the Common Shares are listed on a prescribed stock exchange will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans;

(ix)	that all necessary documents have been filed and all requisite proceedings have been taken and all necessary approvals, permits, consents and authorizations of the appropriate regulatory authorities under the Canadian Securities Laws have been obtained by the Company to qualify the Securities for distribution in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces who have complied with the relevant provisions of such applicable legislation;

(x)	no other authorization from any regulatory board or agency having jurisdiction over the Company or their properties (other than approvals, permits or orders that have been obtained) is necessary to authorize the sale of the Securities;

(xi)	that the Unit Shares and Warrants comprising the Units have been duly authorized and validly issued by the Company and the Unit Shares are, and the Underlying Shares when issued on exercise of the Warrants will be, outstanding as fully paid and non-assessable shares in the capital of the Company;

(xii)	that the form and terms of the certificates representing the Securities comply with the requirements of the Canada Business Corporations Act and conform in all material respects with the rules of the TSX and have been duly approved by the Company;

(xiii)	that the Transfer Agent at its offices in Toronto has been duly appointed as the transfer agent and registrar for the Common Shares and warrant agent for the Warrants;

(xiv)	that the Unit Shares, the Warrants, the Underlying Shares and the Warrant Shares have been conditionally approved for listing by the TSX on or before the Closing Time;

(xv)	that the Underlying Shares and Warrant Shares will not be subject to a restricted period or statutory hold period under the applicable Canadian Securities Laws, or to any resale restrictions under the policies of the TSX;

(xvi)	when issued, the Underlying Shares and the Warrant Shares will not be “foreign property” as defined in the Income Tax Act (Canada);

(xvii)	as to all other legal matters reasonably requested by counsel to the Underwriters relating to the distribution of the Units and the Offering;

(d)	the Underwriters shall have received at each Closing Time an opinion of U.S. counsel to the Company, Dorsey & Whitney LLP, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, to the effect that no registration of Unit Shares and Warrants comprising the Units is required under the 1933 Act, provided that, in each case, the sale is made in accordance with Schedule “A” of this Agreement, it being understood that such counsel need not express its opinion with respect to any subsequent resales of any of the Unit Shares and Warrants comprising the Units;

(e)	the Underwriters shall have received at each Closing Time an opinion of Peruvian and Cayman Islands counsel to the Company addressed to the Underwriters and Blake, Cassels & Graydon LLP, dated the Closing Date or Over-Allotment Closing Date, as applicable, in form and substance satisfactory to the Underwriters and their counsel, with respect to such matters reasonably requested by the Underwriters. Without limiting the generality of the foregoing, such legal opinions shall address, among other things, the incorporation or creation and existence of MPCS and PCS under the laws of their respective governing jurisdictions, each of their respective ownership and due qualification to carry on its business as described in the Prospectus, the ownership of the Toromocho Project and such other matters related to the transactions contemplated hereby reasonably requested by the Underwriters;

(f)	the Underwriters shall have received at the Closing Time an opinion addressed to the Underwriters from their Canadian legal counsel, Blake, Cassels & Graydon LLP, dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters;

(g)	the Underwriters shall have received at the Closing Time a certificate dated the Closing Date or Over-Allotment Closing Date, as applicable, signed by an appropriate officer of the Company addressed to the Underwriters and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the board of directors of the Company relating to this Agreement, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriters may reasonably request;

(h)	the Underwriters shall have received at each Closing Time a certificate dated the Closing Date or Over-Allotment Closing Date, as applicable, and signed on behalf of the Company by the Chief Executive Officer of the Company or such other officer of the Company acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel certifying for and on behalf of the Company, and not in their personal capacity, after having made due enquiry that:

(i)	except as disclosed in the Prospectus, (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, financial condition, affairs, operations, business prospects, assets, liabilities or obligations (contingent or otherwise) or capital of the Company and the Subsidiaries on a consolidated basis, and (B) no transaction has been entered into by any of the Company or the Subsidiaries which is material to the Company and the Subsidiaries on a consolidated basis;

(ii)	except as disclosed in the Prospectus, there are no contingent liabilities affecting the Company or the Subsidiaries which are material to the Company and the Subsidiaries on a consolidated basis;

(iii)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Canadian Securities Laws or by any other regulatory authority;

(iv)	the Company has duly complied with and satisfied in all material respects all the covenants, terms and conditions of this Agreement on its part to be complied with up to the Closing Time;

(v)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time; and

(vi)	such other matters as the Underwriters may reasonably request;

(i)	the Underwriters shall have received at the Closing Time an agreement in the form attached as Schedule “B” hereto, executed by each of the Shareholders in which each of them agrees not to directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to, or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any Common Shares or any securities convertible or exchangeable into Common Shares of the Company, other than (i) the exercise or conversion of any stock option or convertible security outstanding on the Closing Date, (ii) tendering of Common Shares to a bona fide formal take-over bid from a third party acting at arm’s length to the Shareholders for 100% of the Common Shares of the Company; or (iii) Securities purchased by such persons under the Offering, for a period of two years from the Closing Date, without the prior written consent of BMO Nesbitt Burns Inc., such consent not to be unreasonably withheld ;

(j)	the Company shall have entered into a registration rights agreement with each of the Substituted Purchasers on substantially the terms set out in Schedule “A”;

(k)	as of the Closing Time, there are no reports or information that in accordance with the requirements of the Canadian Securities Regulators must be made publicly available in connection with the sale of the Units that have not been made publicly available as required; there are no contracts, documents or other materials required to be filed with the SEC or with the Canadian Securities Regulators in connection with the Final Prospectus that have not been filed as required and delivered to the Underwriters; there are no contracts, documents or other materials required to be described or referred to in the Final Prospectus or the final U.S. Placement Memorandum that are not described or referred to as required and delivered to the Underwriters;

(l)	the Underwriters shall have received at each Closing Time a letter from the Transfer Agent dated the Closing Date or the Over-Allotment Closing Date, as applicable, and signed by an authorized officer of such transfer agent, confirming the issued capital of the Company;

(m)

the Final Prospectus shall have been filed with the BCSC, as principal regulator and an MRRS decision document shall have been issued in respect of the Final Prospectus; no order of any securities commission, securities regulatory authority or stock exchange in Canada or the United States to cease distribution of any of the Securities under the Final Prospectus as amended or supplemented shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened; and all requests for additional information on the part of the SEC or the Reviewing Authority shall have been complied with;

(n)	the Unit Shares, the Warrants, the Underlying Shares and the Warrant Shares shall be listed on the TSX immediately following Closing;

(o)	the Underwriters not having exercised any rights of termination set forth in Section 12;

(p)	the Underwriters having received at the Closing Time such further certificates, opinions of counsel and other documentation from the Company as may be contemplated in this Agreement or as the Underwriters or their counsel may reasonably require; and

(q)	there not having occurred, prior to the Closing Time, any material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and the subsidiaries on a consolidated basis.

12.	Termination Rights

In addition to any other rights or remedies which may be available to the Underwriters:

(a)	if, prior to the Closing Time, any enquiry, action, suit, investigation or other proceeding whether formal or informal is instituted, threatened or announced or any order is made by any federal, provincial or other governmental authority in relation to the Company, a Subsidiary or the Offering, which, in the reasonable opinion of any Underwriter, operates to prevent or restrict the distribution or trading of any of the Unit Shares and Warrants comprising the Units, or materially and adversely affects, or could reasonably be expected to materially and adversely affect, the marketability of the Units, such Underwriter shall be entitled, at its sole option and in accordance with subsection 12(f) to terminate its obligations under this Agreement by notice to that effect given to the Company and the other Underwriters at any time prior to the Closing Time;

(b)

if, prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, law, regulation, condition or occurrence of national or international consequence whatsoever which, in the opinion of any Underwriter, seriously adversely affects or could reasonably be expected to seriously adversely affect the Canadian, United States or international financial markets or the business, operations or affairs of the Company and its Subsidiaries, taken as a whole, then, in any one or more of the foregoing cases, such Underwriter shall be entitled, at its sole option, in accordance with subsection

12(f), to terminate its obligations under this Agreement by written notice to that effect given to the Company and the other Underwriters at any time prior to the Closing Time;

(c)	if, prior to the Closing Time, there should occur or be announced by the Company any material change or a change in any material fact which, in the reasonable opinion of any Underwriter, could reasonably be expected to have a significant adverse effect on the market price or value of any of the Securities, such Underwriter shall be entitled, at its sole option, in accordance with subsection 12(f), to terminate its obligations under this Agreement by written notice to that effect given to the Company and the other Underwriters at any time prior to the Closing Time;

(d)	if, prior to the Closing Time, the state of the financial markets in Canada or elsewhere is such that, in the reasonable judgment of any of the Underwriters, the Units cannot be marketed profitably, any Underwriter shall be entitled, at its sole option, in accordance with subsection 12(f), to terminate its obligations under this Agreement by written notice to that effect given to the Company and the other Underwriters at any time prior to the Closing Time;

(e)	the Company agrees that all terms and conditions of this Agreement shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its best efforts to cause such conditions to be complied with, and that any breach or failure by the Company to comply with any such conditions shall entitle any Underwriter, in accordance with subsection 12(f), to terminate its obligations to purchase the Units by notice to that effect given to the Company at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. An Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon such Underwriter only if such waiver or extension is in writing and signed by such Underwriter;

(f)	the rights of termination contained in subsections 12(a), 12(b), 12(c), 12(d) and 12(e) may be exercised by any Underwriter and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Underwriter to the Company or on the part of the Company to the terminating Underwriter except in respect of any liability which may have arisen or may arise after such termination under Sections 13, 14 and 16.

13.	Indemnity

(a)	The Company agrees to indemnify and save harmless each of the Underwriters and each of their subsidiaries and affiliates, and each of their respective directors, officers, shareholders, employees and agents and each other person, if any, who directly or indirectly controls any Underwriter or any of its subsidiaries, and the successors and assigns of any of the foregoing persons (each an “Indemnified Party”), from and against all liabilities, claims, losses (other than loss of profits), reasonable costs, fees, actions (including shareholder actions, derivative actions or otherwise), damages, reasonable expenses (including without limitation any legal fees or other expenses reasonably incurred by the Underwriters (including for time spent by the Indemnified Party’s employees or agents) in connection with advising with respect to or defending or investigating any actual or threatened such action, claim, suits, investigations or proceedings) and obligations, whether joint or several, in any way caused by, or arising directly or indirectly from, or to which an Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such may arise out of or be based, directly or indirectly, or in consequence of:

(i)	any information or statement (except any statement relating solely to the Underwriters and provided by the Underwriters expressly for use therein) contained in the Prospectus or in any certificate or other document filed or delivered pursuant to this Agreement which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

(ii)	any omission or alleged omission in the Prospectus or in any certificate or other document filed or delivered pursuant to this Agreement, regarding any fact (except facts relating solely to the Underwriters and provided by the Underwriters expressly for use therein), required to be stated therein or that is necessary to make any statement therein not misleading in light of the circumstances in which it was made;

(iii)	any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission regarding facts relating solely to the Underwriters and provided by the Underwriters expressly for use therein) in the Prospectus or in any certificate or other document filed or delivered pursuant to this Agreement or based upon any failure to comply with the Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Units in any of the Qualifying Provinces;

(iv)	the non-compliance or alleged non-compliance by the Company with any of the Applicable Securities Laws; including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	the breach or alleged breach by the Company of any representation or warranty set forth herein or the failure or alleged failure of the Company to comply with any of its obligations hereunder.

Notification of Claims

(b)	If any matter or thing contemplated by subsection 13(a) (any such matter or thing being referred to as a “Claim”) is asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company as soon as possible of the nature of such Claim (but the omission so to notify the Company of any potential Claim shall not relieve the Company from any liability which it may have to any Indemnified Party and any omission so to notify the Company of any actual Claim shall affect the Company’s liability only to the extent that it is materially prejudiced by that failure). The Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense of any suit brought to enforce such Claim; provided, however, that the defense shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, that no settlement of any such Claim or admission of liability may be made by the Company or the Indemnified Party without the prior written consent of the other parties hereto, acting reasonably, and the Company shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement (such consent not to be unreasonably withheld) or unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party or the Company.

Retaining Counsel

(c)

In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Company fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving written notice of such suit; (ii) the Company and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added, third or impleaded party) include the Indemnified Party and the Company, and the Company and the Indemnified Party shall have been advised by counsel to the Indemnified Party that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them. In no event shall the Company be required to pay the reasonable fees and expenses of more than one set of counsel in any one jurisdiction for all Indemnified Parties in respect of any particular Claim or related set of Claims.

14.	Contribution

(a)	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 13 is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any Claim or part thereof, the Company (the “Indemnifier”) and the Underwriters shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by the Company as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units; or if this allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Section 13 which resulted in such Claims, as well as any other relevant equitable considerations. The Indemnifier shall in any event be liable to contribute to the amount paid or payable by an Indemnified Party as a result of a Claim, any amounts in excess of the Underwriting Fee or any portion of such fee actually received by the Indemnified Party.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering (net of the Underwriting Fee) received by the Company is to the Underwriting Fee received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Section 13 which resulted in such Claims relates to information supplied by or steps or actions taken or done by or on behalf of the Company or to information supplied by or steps or actions taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Section 13. The amount paid or payable by an Indemnified Party as a result of the Claims referred to above shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claims, whether or not resulting in any such action, suit, proceeding or claim. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by any method of allocation which does not take into account the equitable considerations referred to immediately above.

A person who is engaged in any fraud, fraudulent misrepresentation or gross negligence shall not, to the extent that the claims, expenses, liabilities and losses were caused directly by that activity, be entitled to claim contributions therefor from any person who is not engaged in that fraud, fraudulent misrepresentation or gross negligence.

Right of Contribution in Addition to Other Rights

(b)	The rights to contribution provided in this Section 14 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

Calculation of Contribution

(c)	In the event that an Indemnifier may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in subsection 14(a), and

(ii)	the amount of the Underwriting Fee actually received by the Underwriters from the Company under this Agreement.

Notice of Claim for Contribution

(d)	Notification to the Company of a Claim pursuant to subsection 13(b) shall be deemed to also constitute notice to the Company that a claim for contribution by the Underwriters may arise and omission to so notify shall have similar effect.

Right of Contribution in Favour of Others

(e)	The Company hereby acknowledges and agrees that, with respect to Sections 13 and 14 hereof, the Underwriters are contracting on their behalf and as agent for the other Indemnified Parties (collectively, the “Beneficiaries”). In this regard the Underwriters shall act as trustee for the Beneficiaries of the Company’s covenants under Sections 13 and 14 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce the covenants on behalf of the Beneficiaries.

15.	Severability

If any provision of Section 13 or 14 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

16.	Expenses

Whether or not the Offering is completed, the Company shall be responsible for and shall pay all of the Underwriters’ reasonable expenses incurred in connection with the Offering (including, without limitation, all expenses related to the road shows, the underwriters’ and their consultants’ and representatives’ travel costs, hotel accommodations, meals, fees and disbursements of advisors and technical consultants, marketing costs, out-of pocket expenses and printing costs) plus up to a maximum of $150,000 for all fees and disbursements of Underwriters’ Canadian and U.S. legal counsel (collectively, the “ Underwriting Expenses”). The Company shall be responsible for and shall pay, or reimburse if paid by or on behalf of the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incidental to the Offering and the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses relating to: (i) the fees, disbursements and expenses of the Company’s Canadian, United States, local, provincial and other foreign counsel, if any, technical consultants and the accountants in connection with the issuance of the Units; (ii) the preparation and delivery of any certificates for the Securities to the Underwriters; (iii) all transfer taxes, if any, with respect to the sale and delivery of the Units by the Underwriters; (iv) the costs and expenses incidental to listing the Unit Shares and Warrants comprising the Units and Additional Units on the TSX; (v) the costs and charges of any transfer agent, registrar and/or depositary; (vi) prospectus filing fees; (vii) printing costs; and (viii) all other costs and expenses incidental to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

17.	Underwriting Percentages

The obligation of the Underwriters to purchase or arrange for Substituted Purchasers of the Offered Units and the Pre-Emptive Units at the Closing Time and the Additional Units at the Over-Allotment Closing Time shall be several (but not joint) and shall be limited to the percentages of the aggregate number of Offered Units and Pre-Emptive Units and of Additional Units set forth opposite the name of the Underwriters below:

BMO Nesbitt Burns Inc.	40.0%
GMP Securities Ltd.	20.0%
Haywood Securities Inc.	12.5%
National Bank Financial Inc.	10.0%
Canaccord Capital Corporation	7.5%
Salman Partners Inc.	5.0%
Sprott Securities Inc.	5.0%

100%

In the event that any Underwriter shall fail to purchase its applicable percentage of the Offered Units and Pre-Emptive Units at the Closing Time or of the Additional Units at the Over-Allotment Closing Time, the others shall have the right, but shall not be obligated, to purchase all of the percentage of the Offered Units and Pre-Emptive Units or the Additional Units which would otherwise have been purchased by that one of the Underwriters which is in default. In the event that such right is not exercised, the Underwriters which are not in default shall be relieved of all obligations to the Company and there shall be no further liability on the part of such Underwriters to the Company. Nothing in this section shall oblige the Company to sell to the Underwriters less than all of the Offered Units and Pre-Emptive Units or relieve from liability to the Company any Underwriter which shall be so in default. In the event of a termination by the Company of its obligations under this Agreement under this subsection, there shall be no further liability on the part of the Company to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Sections 13, 14 and 16.

18.	Black-out Period

The Company shall not, directly or indirectly, without the prior written consent of BMO Nesbitt Burns Inc., which consent shall not be unreasonably withheld, issue, sell, transfer, offer for sale or otherwise dispose of any Common Shares or securities or other financial instruments convertible into or exchangeable for Common Shares or any right to acquire Common Shares or securities convertible or exchangeable for Common Shares, or agree to do so, or announce publicly its intention to do so for a period of 180 days from Closing Date, other than (i) the grant or exercise of stock options or other similar issuances issued pursuant to the Company’s existing stock option plans or similar share compensation arrangements in place prior to the Closing Date and described in the Prospectus; and (ii) as a result of the exercise of Notes, Warrants, the Over-Allotment Option, the Brokers’ Warrants or any other convertible securities, share purchase warrants or options which are outstanding on the Closing Date and disclosed in the Prospectus or issued pursuant to (i) above or issued as part of this Offering. The provisions of this Section shall apply mutatis mutandi to securities of the Subsidiaries.

19.	Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the Offering shall survive the purchase or issuance of the Units and shall continue in full force and effect unaffected by any subsequent disposition of the Securities by the Underwriters or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the distribution and sale of the Units for a period of two years from the date hereof.

20.	Time of the Essence

Time shall be of the essence of this Agreement.

21.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

22.	Funds

All funds referred to in this Agreement shall be in Canadian dollars unless otherwise indicated.

23.	Authorization

BMO Nesbitt Burns Inc. is hereby authorized by each of the other Underwriters to act on its behalf and the Company shall be entitled to and shall act on any notice given in accordance with this Section or agreement entered into by or on behalf of the Underwriters by BMO Nesbitt Burns Inc. which represents and warrants that it has irrevocable authority to bind the Underwriters, except as expressly contemplated in this Agreement or in respect of any consent to a settlement pursuant to Section 13 or a notice of termination pursuant to Section 12, which notice may be given by any of the Underwriters. BMO Nesbitt Burns Inc. shall consult with the other Underwriters concerning any matter in respect of which it acts as representative of the Underwriters.

24.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed to:

(i)	the Company at:

Peru Copper Inc.

Suite 1650 – 777 Dunsmuir Street

Vancouver, BC V7Y 1K4

Attention:    Mr. David DeWitt

Fax:            (604) 688-0094

and a copy, not constituting notice, to:

Cassels, Brock & Blackwell LLP

Scotia Plaza, Suite 2100

40 King Street West

Toronto, ON M5H 3C2

Attention:    Paul Stein

Fax:            (416) 350-6949

(ii)	the Underwriters at:

BMO Nesbitt Burns Inc.

Suite 1800, 885 West Georgia Street

Vancouver, BC V6C 3E8

Attention:    Mr. Jamie Rogers

Fax:            (604) 443-1408

and to:

GMP Securities Ltd.

Suite 1100 – 145 King Street West

Toronto, ON M5H 1J8

Attention:    Mark Wellings

Fax:            (416) 367-8164

and to:

Haywood Securities Inc.

Commerce Place

Suite 2000, 400 Burrard Street

Vancouver, BC V6C 3A6

Attention:    Keith L. Peck

Fax:            (604) 697-7482

and to:

National Bank Financial Inc.

Suite 3200 – 130 King Street West

Toronto, ON M5X 1J9

Attention:     Gordon J. Bogden

Fax:             (416) 869-8595

and to:

Canaccord Capital Corporation

Suite 2200 – 609 Granville Street

Vancouver, BC V7Y 1H2

Attention:    Jamie Brown

Fax:            (604) 643-7733

and to:

Salman Partners Inc.

2230 – 885 West Georgia Street

Vancouver, BC V6C 3E8

Attention:    Alan C. Herrington

Fax:            (604) 685-2471

and to:

Sprott Securities Inc.

Royal Bank Plaza, PO Box 63

South Tower, Suite 2750

Toronto, ON M5J 2J2

Attention:         W. Jeff Kennedy

Fax:                     (416) 943-6499

and a copy, not constituting notice, to:

Blake, Cassels & Graydon LLP

Suite 2600, Three Bentall Centre

P. O. Box 49314

595 Burrard Street

Vancouver, BC V7X 1L3

Attention:         Peter J. O’Callaghan

Fax:                     (604) 631-3309

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

25.	Press Releases

The Company shall provide BMO Nesbitt Burns Inc. with a copy of all press releases to be issued by the Company concerning the Offering prior to the issuance thereof, and shall give BMO Nesbitt Burns Inc. an opportunity to provide comments on any such press release.

26.	Counterparts

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of such counterparts by facsimile shall constitute good delivery.

27.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to BMO Nesbitt Burns Inc. upon which this letter as so accepted shall constitute an Agreement among us.

Yours very truly,

BMO NESBITT BURNS INC.

By:	“Jamie Rogers”
Authorized Signatory

GMP SECURITIES LTD.

By:	“Mark Wellings”
Authorized Signatory

HAYWOOD SECURITIES INC.

By:	“Keith L. Peck”
Authorized Signatory

NATIONAL BANK FINANCIAL INC.

By:	“Gordon J. Bogden”
Authorized Signatory

CANACCORD CAPITAL CORPORATION

By:	“Jamie Brown”
Authorized Signatory

SALMAN PARTNERS INC.

By:	“Alan C. Herrington”
Authorized Signatory

SPROTT SECURITIES INC.

By:	“W. Jeff Kennedy”
Authorized Signatory

The foregoing is accepted and agreed to as of the date first above written.

PERU COPPER INC.

By:	“Thomas J. Findley”
Authorized Signatory

SCHEDULE “A”

UNITED STATES OFFERS AND SALES

As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a)	“Accredited Investor” means “accredited investor” as that term is defined in Rule 501(a) of Regulation D;

(b)	“affiliate” means “affiliate” as that term is defined in Rule 405 under the 1933 Act;

(c)	“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Units;

(d)	“General Solicitation” or “General Advertising” means “general solicitation or general advertising”, as used under Rule 502(c) of Regulation D. Without limiting the foregoing, but for greater clarity, general solicitation or general advertising includes, but is not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(e)	“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(f)	“Registrable Securities” shall mean the Unit Shares, the Underlying Shares and the Unit Shares and the Underlying Shares underlying the Additional Units and any other securities issued or issuable with respect to or in exchange for Registrable Securities;

(g)

“Registration Statement” shall mean a registration statement on Form F-1 or, if Form F-1 is not then available to the Company, on such form of registration statement as is then available to effect registration for resale of the Registered Securities that the Company filed under the 1933 Act that covers the resale of the

Registrable Securities pursuant to subsections 10 through 13 of the representations, warranties and covenants of the Company in this Schedule “A”;

(h)	“Regulation D” means Regulation D adopted by the SEC under the 1933 Act;

(i)	“Regulation S” means Regulation S adopted by the SEC under the 1933 Act;

(j)	“SEC” means the United States Securities and Exchange Commission;

(k)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S;

(l)	“U.S. Affiliate” of any Underwriter means the U.S. registered broker-dealer affiliate of such Underwriter;

(m)	“U.S. Person” means “U.S. Person” as that term is defined in Regulation S;

(n)	“U.S. Subscription Agreement” means the form of subscription agreement agreed to be entered into between the Company and purchasers in the United States;

(o)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(p)	“1933 Act” means the United States Securities Act of 1933, as amended; and

(q)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter acknowledges that the Units, the Unit Shares, the Warrants and the Underlying Shares (in this Schedule “A” collectively, the “Securities”) have not been registered under the 1933 Act or the securities laws of any state and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act and any applicable state securities laws. Accordingly, each Underwriter represents, warrants and covenants to the Company that:

1.

It has not offered and sold, and will not offer and sell, any Securities as part of its allotment or otherwise as part of its distribution except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) Units offered or sold on behalf of the Company to Substituted Purchasers in the United States in accordance with Rule 506 of Regulation D and as provided in Sections 2 through 10 below. Accordingly, neither the Underwriter nor any of its affiliates nor any persons acting on its or their behalf, has made or will make (except as permitted in Sections 2 through 10 below) (i) any offer to sell or any solicitation of an offer to buy, any Units to any Person in the United States or U.S. Person, (ii) any sale of Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such

Underwriter, affiliate or Person acting on its or their behalf reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to any of the Units.

2.	It has not entered and will not enter into any contractual arrangement with respect to the distribution of Units except with its U.S. Affiliates, any selling group member or with the prior written consent of the Company.

3.	All offers and sales of Units in the United States have been and will be made through the Underwriter’s U.S. Affiliate and all sales of the Units in the United States shall be made pursuant to Rule 506 of Regulation D, by the Company to Accredited Investors designated by one of the Underwriters’ U.S. Affiliates.

4.	It and its affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Securities in the United States by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

5.	Any offer, sale or solicitation of an offer to buy Units that has been made or will be made in the United States was or will be made only to Accredited Investors in transactions that are exempt from registration under the 1933 Act and any applicable state securities laws and in accordance with any applicable U.S. federal or state laws or regulations governing the registration or conduct of securities brokers or dealers, through the U.S. Affiliates of the Underwriters, each of which was on the dates of such offers and sales a duly registered broker or dealer pursuant to Section 15(b) of the 1934 Act and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and was and is a member in good standing with the National Association of Securities Dealers, Inc.

6.	Immediately prior to soliciting such offerees, the Underwriter, its affiliates, and any person acting on its or their behalf had reasonable grounds to believe and did believe that each offeree in the United States was and is an Accredited Investor, and at the time of completion of each sale to a person in the United States or a U.S. Person, the Underwriter, its affiliates, and any person acting on its or their behalf will have reasonable grounds to believe and will believe, that each purchaser designated by such Underwriter or its U.S. Affiliate to purchase Units from the Company is an Accredited Investor.

7.	Prior to completion of any sale of Units in the United States, it shall cause each U.S. purchaser thereof to execute and deliver a U.S. Subscription Agreement.

8.	Each offeree that is in the United States shall be provided, prior to time of purchase of any Units with a copy of the U.S. Placement Memorandum attached to a copy of the Final Prospectus.

9.	At least one business day prior to the time of delivery, the Company and its transfer agent will be provided with a list of all purchasers of the Units in the United States.

10.	At Closing, each Underwriter together with its U.S. Affiliate, will provide a certificate, substantially in the form of Appendix I, relating to the manner of the offer and sale of the Units in the United States or a written confirmation that it did not offer or sell any Units in the United States or to any purchasers in the United States or to U.S. Persons.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees that:

1.	The Company is, and at the Closing will be, a Foreign Private Issuer with no Substantial U.S. Market Interest in any of the Unit Shares or Warrants comprising the Units.

2.	The Company is not, and as a result of the sale of the Units contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

3.	Except with respect to offers and sales in the United States or to, or for the account or benefit of, Accredited Investors in reliance upon an exemption from registration available under Rule 506 of Regulation D, neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, their respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Securities in the United States or to, or for the account or benefit of, a person in the United States or to a U.S. Person; (B) any sale of Securities unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person or (iii) any Directed Selling Efforts in the United States with respect to any of the Securities.

4.	During the period in which the Securities are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts with respect to the Securities in the United States, or has taken or will take any action that would cause the exemption afforded by Rule 506 of Regulation D to be unavailable for offers and sales of Securities in the United States in accordance with this Schedule “A”, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Securities outside the United States in accordance with the Underwriting Agreement.

5.

None of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Securities in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

6.	Except with respect to the offer and sale of the Units offered hereby, the Company has not, for a period of six months prior to the commencement of the offering of Units sold, offered for sale or solicited any offer to buy any of its Units in the United States, or to, or for the account of a person in the United States, in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Units.

7.	Neither the Company nor any of its predecessors or affiliates has been subject to any order, judgement, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

8.	The Company will not take any action which could cause the Company not to be a Foreign Issuer for a period of 24 months after the Closing Date.

9.	If required by the registrar and transfer agent of the Company, subject to applicable law, the Company will use its best efforts to deliver an opinion or memorandum of U.S. counsel, or such other document as may be required by such registrar and transfer agent to permit the removal of resale restrictions in connection with the resale of any of the Securities by investors in the United States through the facilities of the TSX or another designated offshore securities market (as such term is defined in Regulation S) in reliance upon Rule 904 of Regulation S under the 1933 Act.

10.	Within 90 days after the Closing Date, the Company will have filed a Registration Statement with the SEC to permit resales of the Registrable Securities in the United States by the holder of Registrable Securities or their assigns.

11.	The Company will use its best efforts to cause the SEC to declare the Registration Statement effective within 180 days after the Closing Date.

12.

If the Company fails to file a Registration Statement with the SEC within 90 days after the Closing Date or fails to use its best efforts to cause the SEC to declare the Registration Statement effective within 180 days of the Closing Date, the Company will pay to the holder of each Restricted Security (as defined herein) in either cash or common shares, at the option of the Company, valued at the then current market price, an amount equal to 1% of the Offering Price of such Restricted Securities, attributable to that portion of the Restricted Securities not resold pursuant to Regulation S, for every 30 day period or portion thereof following the date by which the Registration Statement should have been filed with the SEC or should have been declared effective, as applicable. For the purposes of this Section a “Restricted Security” is a Registrable Security held by purchasers of Units issued by the Company in the Offering, their successors, assigns and transferees, to the extent that such securities were purchased either directly from the Company in the Offering, or from another holder pursuant to a exemption from the registration provisions of the 1933 Act, other than purchases pursuant to the exemption provided by Rule 904 of Regulation S under the 1933 Act

13.	The Company will use its best efforts to cause all Registrable Securities to be listed on either the Nasdaq National Market or the American Stock Exchange.

14.	In connection with the Registration Statement, the Company will indemnify each holder of Registrable Securities and agree to contribution in terms customary to those transactions.

15.	The Company will use its best efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k).

16.	The Company and BMO Nesbitt Burns Inc. will share equally (50%) in the payment of all expenses associated with the registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, fees and expenses of one counsel to the holders of the Registrable Securities and the reasonable expenses of such holders of Registrable Securities in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold; provided, however, that such payments by BMO Nesbitt Burns Inc. shall not exceed an aggregate amount of Cdn$250,000.

APPENDIX I

TO SCHEDULE “A”

UNDERWRITERS’ CERTIFICATE

In connection with the private placement in the United States of common shares and warrants (the “Units”) of Peru Copper Inc. (the “Company”) pursuant to the Underwriting Agreement dated September 20, 2004, among the Company and the Underwriters named therein (the “Underwriting Agreement”), the undersigned does hereby certify as follows:

(i)	the Units have been offered and sold in the United States only through our U.S. Affiliate(s), each of which was on the dates of such offers and sales, and is on the date hereof, a duly registered broker or dealer pursuant to Section 15(b) of the 1934 Act and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and was and is a member in good standing with the National Association of Securities Dealers, Inc.

(ii)	all offers and sales of Units in the United States have been effected through our U.S. Affiliate(s) in accordance with all applicable federal and states laws and regulations governing the registration and conduct of securities brokers and dealers;

(iii)	immediately prior to transmitting the U.S. Placement Memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was an Accredited Investor and, on the date hereof, we have reasonable grounds to believe and do believe that each person in the United States that we have arranged to purchase Units from the Company is an Accredited Investor;

(iv)	no form of General Solicitation or General Advertising was used by us, including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units in the United States;

(v)	the offering of the Units has been conducted in accordance with the terms of the Underwriting Agreement, including Schedule “A” thereto; and

(vi)	prior to any sale of Units in the United States we delivered a copy of the final U.S. Placement Memorandum and the Final Prospectus, each dated September , 2004 to the purchaser and caused the purchaser to execute a U.S. Subscription Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement (including Schedule “A” thereto) unless otherwise defined herein.

Dated this          day of September, 2004.

[UNDERWRITER]		[BROKER-DEALER AFFILIATE]

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE “B”

LOCK-UP AGREEMENT

WHEREAS:

A. BMO Nesbitt Burns Inc., GMP Securities Ltd., Haywood Securities Inc., National Bank Financial Inc., Canaccord Capital Corporation, Salman Partners Inc. and Sprott Securities Inc. (collectively the “Underwriters”) and Peru Copper Inc. (the “Company” ) have entered into an underwriting agreement dated September     , 2004 (the “Underwriting Agreement” ) in respect of a prospectus offering by the Company;

B. Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement;

C. It is a condition to the Underwriters purchasing the Units at the Closing Time that the undersigned enter into this Agreement;

D. BMO Nesbitt Burns Inc. is authorized pursuant to the Underwriting Agreement to enter into this Agreement on behalf of the Underwriters.

NOW THEREFORE, to induce the Underwriters to complete the purchase and sale of the Units, in consideration of their completing the purchase and sale of the Units and of the premises contained herein and the sum of $10.00 now paid by each party unto the other, the Underwriters and the undersigned, intending to be legally bound hereby, agree as follows:

1.	The undersigned acknowledges and agrees that the undersigned has received good, valuable and sufficient consideration for entering into this agreement.

2.	The undersigned agrees not to directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to, or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any Common Shares or any securities convertible or exchangeable into Common Shares of the Company, other than (i) the exercise or conversion of any stock option or convertible security outstanding on the Closing Date, (ii) tendering of Common Shares to a bona fide formal take-over bid from a third party acting at arm’s length to the Shareholders for 100% of the Common Shares of the Company; or (iii) Securities purchased by such persons under the Offering, for a period of two years from the Closing Date, without the prior written consent of BMO Nesbitt Burns Inc., such consent not to be unreasonably withheld.

3.	This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Dated September     , 2004.

BMO NESBITT BURNS INC., on behalf of itself and on behalf of the Underwriters		[NAME]

By:		By:
	Authorized Signatory		Authorized Signatory